UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2022

PARTS iD, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38296	81-3674868
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Corporate Drive

Suite C

Cranbury, New Jersey 08512

(Address of Principal Executive Offices, including Zip Code)

(609) 642-4700

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Class A Common Stock	ID	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 1, 2022, Kailas Agrawal, the Chief Financial Officer, Principal Financial Officer and Principal Accounting Officer of PARTS iD, Inc. (the “Company”), provided written notice to the Company that he will retire, effective December 31, 2022.

On December 1, 2022, the Company entered into an employment agreement (the “Employment Agreement”) with James S. Doss, pursuant to which Mr. Doss shall be appointed as the new Chief Financial Officer of the Company, effective January 1, 2023 (the “Effective Date”). On the Effective Date, Mr. Doss will replace Mr. Agrawal as the Company’s Chief Financial Officer, Principal Financial Officer and Principal Accounting Officer.

Pursuant to the Employment Agreement, the Company agreed to pay Mr. Doss an annual base salary of $255,000. In addition, the Company agreed to grant Mr. Doss equity awards consisting of (i) 20,000 restricted stock units of the Company’s Class A common stock, subject to time-based vesting (the “RSU Grant”) and (ii) 20,000 restricted stock units of the Company’s Class A common stock, subject to performance-based vesting (the “Performance Unit Grant”). Provided that Mr. Doss is still employed with the Company on the following dates, (A) the RSU Grant will vest in three equal installments on the last day of the quarter following the anniversary of the Effective Date in 2024, 2025 and 2026 and (B) the Performance Unit Grant will vest at the end of a three-year performance period based on the level of achievement of certain performance goals, as determined by compensation committee of the board of directors.

Mr. Doss will be eligible to earn an annual discretionary incentive bonus which, if earned, the maximum potential bonus amount payable to Mr. Doss will be 25% of his base salary earned during the applicable calendar year. Bonus compensation will be conditioned on the satisfaction of certain performance goals, as established in writing by the Company and the board of directors, and on the condition that Mr. Doss is still employed by the Company on the payment date of the bonus compensation.

Mr. Doss’ employment with the Company will be “at-will” and will not be for any specific period of time.

Mr. Doss, 54, most recently served as the Chief Financial Officer of Indyme Solutions, LLC since April 2015. From June 2011 to March 2014, Mr. Doss served as President of RF Industries, LTD and Mr. Doss also served as Chief Financial Officer of RF Industries, LTD from January 2006 to January 2014. Previously, Mr. Doss served as an Accounting and Finance Consultant at Doss Financial Solutions from April 2003 to February 2006, and from April 2014 until April 2015. From December 2000 to March 2003, Mr. Doss served as the Director of Finance at Home Relay Communications, Inc. Mr. Doss received his M.B.A. degree and B.S. degree in finance from San Diego State University.

There are no arrangements or understandings between Mr. Doss and any other persons pursuant to which he was chosen as an officer of the Company. There are no family relationships between Mr. Doss and any of the Company’s directors, executive officers, or persons nominated or chosen by the Company to become a director or executive officer. Mr. Doss is not a party to any current or proposed transaction with the Company for which disclosure is required under Item 404(a) of Regulation S-K.

Item 8.01 Other Events.

On December 6, 2022, the Company issued a press release announcing Mr. Doss’ appointment as the Company’s Chief Financial Officer. The full text of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed as part of this report:

Exhibit No.	Description
10.1*	Employment Agreement, dated December 1, 2022.
99.1	PARTS iD, Inc. News Release dated December 6, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

 * Certain portions of the Exhibit have been redacted pursuant to Item 601(b)(10)(iv) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PARTS ID, INC.

Date: December 6, 2022	By:	/s/ Antonino Ciappina
		Name:	Antonino Ciappina
		Title:	Chief Executive Officer

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